SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Convertible Income-Growth Trust -- Class A
Shares Fiscal period ending: October 31, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,158    $1,954       $3,494

T   =  Average Annual
       Total Return              15.78%    14.34%       13.33%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends             $4,937,770

Expenses                           $928,754

Reimbursement                      $0

Average shares                     50,178,779

NAV                                $23.22

Sales Charge                       5.75%

POP                                $24.64

Yield at POP                       3.92%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Convertible Income-Growth Trust -- Class B
Shares Fiscal period ending: October 31, 1997
Inception date (if less than 10 years of performance): July 15,
1993

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $1,000    $1,000

ERV =  Ending Redeemable Value   $1,169      $1,976    $3,415

T   =  Average Annual
       Total Return              16.89%      14.59%    13.07%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends             $1,097,108

Expenses                           $363,472

Reimbursement                      $0

Average shares                     11,027,047

NAV                                $23.01

Maximum Contingent Deferred
    Sales Charge                   5.0%

Yield at NAV                       3.49%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Convertible Income-Growth Trust -- Class M
Shares Fiscal period ending: October 31, 1997
Inception date (if less than 10 years of performance): March 13,
1995


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,179    $1,947       $3,376

T   =  Average Annual
       Total Return              17.94%    14.26%       12.94%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends             $61,987

Expenses                           $17,978

Reimbursement                      $0

Average shares                     624,942

NAV                                $23.08

Sales Charge                       3.50%

POP                                $23.92

Yield at POP                       3.56%